SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 18, 1997

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

       DELAWARE                   333-15487                    54-1163725
     (State  of               (Commission File No.)           (IRS Employer
    Incorporation)                                         Identification No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE

          (Former Name or Former Address, if changed since last report)

ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

On June 18, 1997, AES together with The Southern Company and The Opportunity Fund, a Brazilian investment fund, (collectively, the "AES Consortium"), acquired 14.41% of Companhia Energtica de Minas Gerais ("CEMIG"), an integrated electric utility serving the State of Minas Gerais in Brazil, for a total purchase price of approximately $1.056 billion, $654 million of the financing for which was in the form of non-recourse financing provided by Banco Nacional de Desenvolvimento Economico e Social ("BNDES"). AES's portion of the purchase price was approximately $364 million after consideration of the BNDES facility. The shares of CEMIG, which represent approximately 33% of the voting interest, have been purchased from the State of Minas Gerais in a partial privatization of CEMIG. Initially, AES and The Opportunity Fund will have a 90.6% and a 9.4% economic interest in the AES Consortium, respectively. The Southern Company has an option until January 9, 1998 to purchase up to a 25% interest in the AES Consortium from AES. Pursuant to a shareholders agreement between the AES Consortium and the State of Minas Gerais, AES will have significant operating influence, including the right to appoint the chief operating officer of CEMIG, and will otherwise share control of CEMIG with the State of Minas Gerais. CEMIG owns approximately 5,000 MW of generating plants and serves approximately 4 million customers. The foregoing transaction and the financing therefor described below are referred to herein as the "CEMIG Acquisition".


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a.(i) Financial statements of Businesses Acquired

      The following audited financial statements of Companhia Energetica de Minas Gerais - CEMIG as of and for the years ended December 31, 1996 and 1995, together with the Independent Auditors' Report are prepared in accordance with generally accepted accounting principles in Brazil.

                        Rua dos Inconfidentes, 1190 9'   Telefone (031) 261-6322
                        Caixa Postal 289                      Fax (031) 261-6950
                        30161-970     Belo Horizonte, MG-Brasil

Price Waterhouse

Report of Independent Accountants

February 28, 1997

To the Board of Directors and Stockholders
Companhia Energetica de Minas Gerais - CEMIG


1 We have audited the accompanying balance sheets of Companhia Energetica de Minas Gerais - CEMIG as of December 31, 1996 and 1995 and the related statements of income, of changes in stockholders' equity and of changes in financial position for the years then ended, expressed in currency of constant purchasing power. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements.

2 We conducted our audits in accordance with Brazilian approved auditing standards which require that we perform the audit to obtain reasonable assurance about whether the financial statements are fairly presented in all material respects. Accordingly, our work included, among other procedures: (a) planning our audits taking into consideration the significance of balances, the volume of transactions and the accounting and internal control systems of the company; (b) examining, on a test basis, evidence and records supporting the amounts and disclosures in the financial statements; and (c) assessing the accounting practices used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

3 In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Companhia Energetica de Minas Gerais - CEMIG at December 31, 1996 and 1995 and the results of its operations, the changes in stockholders' equity and the changes in its financial position for the years then ended, in conformity with accounting principles generally accepted in Brazil.

4 The U. S. dollar amounts shown in these financial statements are presented solely for the convenience of the reader. These amounts were translated on the bases explained in Note 2.2 to the financial statements.


/s/ Price Waterhouse

Price Waterhouse
Auditores Independentes
CRC--SP-16O "S" MG


/s/ Jorge R. Manoel
Jorge R. Manoel
Partner
Contador CRC-SP-110.719 "T" MG

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
BALANCE SHEET

AT DECEMBER 31, 1996 AND 1995

IN  THOUSANDS  OF  REAIS  AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------



                                                                R$                    US$
                                                  --------------------------    ------------
ASSETS                                                1996          1995             1996
                                                  ------------  ------------    ------------
CURRENT ASSETS
   Cash and banks                                     154,348       160,481          148,497
                                                  ------------  ------------    ------------
   Accounts receivable, securities
      and other assets
   Consumers and dealers                              338,157       305,060          325,339
   Income receivable                                    6,329        l0,815            6,089
   Recoverable taxes and social contribution           99,960        59,569           96,171
   Sundry debtors                                      56,226        24,646           54,094
   Other receivables                                   14,543         2,038           13,992
   Allowance for doubtful
      accounts                                        (31,223)      (15,336)         (30,039)
   Stores                                              94,918        84,292           91,320
   Services in process                                 13,919         5,727           13,391
                                                  ------------  ------------    ------------
                                                      592,829       476,811          570,357
                                                  ------------  ------------    ------------
   Prepaid expenses                                     3,161         3,262            3,041
                                                  ------------  ------------    ------------
                                                      750,338       640,554          721,895
                                                  ------------  ------------    ------------
LONG-TERM RECEIVABLES
   Securities                                         135,461                        130,327
   Judicial deposits                                    1,714         1,816            1,649
   Other receivables                                  933,501       880,346          898,115
                                                  ------------  ------------    ------------
                                                    l,070,676       882,162        l,030,091
                                                  ------------  ------------    ------------
PERMANENT ASSETS
   Investments                                        l08,917        91,842          104,788
   Property, plant and equipment                   11,268,491     9,431,734       10,841,342
   Deferred charges                                     5,170     1,548,709            4,974
                                                  ------------  ------------    ------------
                                                   11,382,578    ll,072,285       l0,951,104
                                                  ------------  ------------    ------------
TOTAL  ASSETS                                      13,203,592    12,595,001       12,703,090

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
BALANCE SHEET
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS AND IN
   THOUSANDS OF U.S. DOLLARS                                         (continued)
--------------------------------------------------------------------------------


                                                          R$                 US$
LIABILITIES AND STOCKHOLDERS' EQUITY               1996         1995        1996
                                              ------------  ----------  -----------
CURRENT LIABILITIES
    Suppliers                                     118,876      128,186      114,370
    Payroll                                         2,486        6,900        2,392
    Financial charges                              l0,909       10,067       10,495
    Taxes and social contribution                 185,617      148,634      178,581
    Proposed dividends                            130,787      141,903      125,829
    Loans and financings                          141,029       79,291      135,683
    Accrued liabilities                           182,014      189,683      175,115
    Taxes charged to consumers                     66,057       75,134       63,553
    Profit sharing                                 12,918                    12,428
    Advance billing of electric power              47,832        3,337       46,019
    Other                                          94,306       74,266       90,731
                                              ------------  ----------  -----------
                                                  992,831      857,401      955,196
                                              ------------  ----------  -----------
LONG-TERM LIABILITIES
    Loans and financings                          879,807      746,634      846,456
    Deferred taxes                                523,720      492,098      503,868
    Advance billing of electric power              64,315                    61,877
    Other                                          30,374       64,556       29,223
                                              ------------  ----------  -----------
                                                1,498,216    1,303,288    1,441,424
    Special contributions                       1,143,350    1,041,397    l,l00,0l0
                                              ------------  ----------  -----------
                                                2,641,566    2,344,685    2,541,434
                                              ------------  ----------  -----------
STOCKHOLDERS' EQUITY
    Capital                                     1,736,116    1,735,045    1,670,306
    Capital reserves                            5,846,192    5,683,970    5,624,583
    Revenue reserves                            1,929,301    1,946,941    1,856,168
    Retained earnings                              45,989       15,396       44,246
                                              ------------  ----------  -----------
                                                9,557,598    9,381,352    9,195,303
    Funds for future capital
       increase                                    11,597       11,563       11,157
                                              ------------  ----------  -----------
                                                9,569,195    9,392 915    9,206,460
                                              ------------  ----------  -----------
TOTAL LIABILITIES                              13,203,592   12,595,001   12,703,090
                                              ============  ==========  ===========



   The accompanying notes are an integral part of these financial statements.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
BALANCE SHEET

AT DECEMBER 31, 1996 AND 1995

IN  THOUSANDS  OF  REAIS  AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------



                                                          R$                             US$
                                               -------------------------            ---------
                                                   1996          1995                  1996
                                               -----------  ------------            ---------
OPERATING REVENUE
     Electricity sales
        to final consumers                      2,462,677     2,276,246             2,369,326
     Electricity sales to the Interconnected
        Power System and other
        concessionaires                            98,868        79,920                95,120
     Other                                         42,582        30,874                40,968
                                               -----------  ------------            ---------
                                                2,604,127     2,387,040             2,505,414
     Deduction from operating revenue
        Global reversal of reserve quota          (60,401)     (121,781)              (58,112)
        Fuel consumption account quota            (81,806)      (75,983)              (78,705)
        Taxes and contributions on revenue       (506,188)     (463,342)             (487,000)
                                               -----------  ------------            ---------
                                                 (648,395)     (661,106)             (623,817)
                                               -----------  ------------            ---------
NET OPERATING REVENUE                           1,955,732     1,725,934             1,881,597
                                               -----------  ------------            ---------
OPERATING EXPENSES
     Personnel                                   (553,328)     (509,730)             (535,353)
     Supplies                                     (38,921)      (35,842)              (37,446)
     Third-party services                        (129,070)     (ll0,267)             (124,177)
     Electric power purchased
        for resale                               (435,253)     (461,733)             (418,754)
     Depreciation and amortization               (441,436)     (466,480)             (424,703)
     Royalties for the use of
        water resources                           (24,637)      (25,375)              (23,703)
     Leasing, rents and loans of assets           (16,104)      (15,631)              (15,494)
     Formation of operating provisions            (39,901)      (19,667)              (38,389)
     Other expenses, net                          (42,651)      (66,139)              (41,034)
                                               -----------  ------------            ---------

                                               (1,721,301)   (1,710,864)           (1,656,053)
                                               -----------  ------------            ---------

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
STATEMENT OF INCOME
YEARS DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS AND IN
   THOUSANDS OF U.S. DOLLARS                                         (continued)
--------------------------------------------------------------------------------

                                                 R$                 US$
                                        ---------------------    ---------
                                           1996        1995        1996
                                        ---------   ---------    ---------
FINANCIAL INCOME (EXPENSES)
   Income from financial investments      32,394      70,065      31,166
   Interest on electricity bills
      paid in arrears                     59,484      60,044      57,229
   Finance charges                       (57,546)    (66,475)    (55,364)
   Net monetary variations and others     61,276      43,513      58,953
                                        ---------   ---------    ---------

                                          95,608     107,147      91,984
                                        ---------   ---------    ---------

OPERATING PROFIT                         330,039     122,217     317,528
                                        ---------   ---------    ---------
Non-operating income                      17,001      19,546      16,357
Non-operating expenses                   (13,982)    (26,448)    (13,452)
                                        ---------   ---------    ---------
                                           3,019      (6,902)      2,905
                                        ---------   ---------    ---------

INCOME BEFORE TAXATION
   AND PROFIT SHARING                    333,058     115,315     320,433

INCOME TAX AND SOCIAL CONTRIBUTION       (78,151)    (68,160)    (75,189)

REVERSAL OF DEFERRED TAXES                 8,082     189,873       7,776

EMPLOYEES' PROFIT SHARING                (21,414)                (20,602)
                                        ---------   ---------    ---------

NET INCOME FOR THE YEAR                  241,575     237,028     232,418
                                       =========   =========    =========

NET INCOME PER THOUSAND
   SHARES R$/US$                            1.86        1.83        1.79
                                       ---------   ---------    ---------



   The accompanying notes are an integral part of these financial statements.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


STATEMENT  OF  CHANGES IN  STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                   FUNDS
                                                         RESTATED        OTHER                                FOR FUTURE
                                                          PAID-UP      CAPITAL      REVENUE      RETAINED        CAPITAL
                                                          CAPITAL     RESERVES     RESERVES      EARNINGS       INCREASE       TOTAL
                                                      -----------   ----------   ----------    ----------   ------------ -----------
AT DECEMBER 31, 1995                                    1,735,045    5,683,970    1,946,941       15,396        11,563    9,392,915
                                                      -----------   ----------   ----------    ----------   ------------ -----------

Capital increase (EGM of 11.08.96)                          1,071                                               (1,071)
Premium on share subscription                                            3,211                                  (3,211)
Remuneration of construction in progress
   financed by own resources                                           156,973                                              156,973
Funds for capital increase - advances received                                                                   4,316        4,316
Reversal of income tax and social contribution
   on special restatement of special contributions                     (51,316)                                             (51,316)
Difference in social contribution rate                                 (49,113)                                             (49,113)
Transfer relating to reduction in 1992 income tax rate                  98,807      (98,807)
Investment credits                                                       4,805                                                4,805
Treasury stock                                                          (1,145)                                              (1,145)
Reversal of dividends relating to treasury stock                                         56                                      56
Net income for the year                                                                          241,575                    241,575
Transfer to retained profits reserve                                                122,499     (122,499)
Reversal of unrealized profits reserve                                              (41,388)      41,388
Proposed dividends R$ 1.00 per thousand shares)                                                 (129,871)                  (129 871)
                                                      -----------   ----------   ----------    ----------   ------------ -----------

AT DECEMBER 31, 1996                                    1,736,116  5,846,192      1,929,301       45,989         11,597   9,569,195
                                                      -----------   ----------   ----------    ----------   ------------ -----------


COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
STATEMENT  OF  CHANGES IN  STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS                                                                                              (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                 FUNDS
                                                        RESTATED        OTHER                                FOR FUTURE
                                                         PAID-UP      CAPITAL      REVENUE      RETAINED        CAPITAL
                                                         CAPITAL     RESERVES     RESERVES      EARNINGS       INCREASE       TOTAL
                                                     -----------   ----------   ----------    ----------   ------------ -----------


AT DECEMBER 31, 1994                                   1,666,410    4,370,666      891,643       969,817        130,710   8,029,246
                                                     -----------   ----------   ----------    ----------   ------------ -----------


Capital increase (AGM de 03.27.95 e EGM 12.11.95)         68,635                                                (68,635)
Premium on share subscription                                          72,122                                   (72,122)
Remuneration of construction in progress
  financed by own resources                                           134,587                                               134,587
Funds for capital increase - advances received                                                                   21,610      21,610
Income tax on special restatement - adjustment
  of rate - Law 9249/95                                               328,036                                               328,036
Investment credits
  Credit assignment of results account for offset - CRC               771,745                                               771,745
  Others                                                                6,814                                                 6,814
Adjustment of deferred taxes                                                                       5,606                      5,606
Net income for the year                                                                          237,028                    237,028
Transfer to reserves:
  Legal                                                                             11,849       (11,849)
  Retained profits                                                                 854,482      (854,482)
  Unrealized profits                                                               225,134      (225,134)
Reversal of unrealized profits reserve                                             (36,167)       36,167
Proposed dividends (R$ 1.OO per thousand shares)                                                (141,757)                  (141.757)
                                                     -----------   ----------   ----------    ----------   ------------ -----------

AT DECEMBER 31, 1995                                   1,735,045    5,683,970    1,946,941        15,396         11,563   9,392,915
                                                    -----------   ----------   ----------    ----------   ------------ ------------


The accompanying notes are an integral part of these financial statements.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
STATEMENT  OF  CHANGES IN  STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF U.S. DOLLARS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                FUNDS
                                                       RESTATED        OTHER                                FOR FUTURE
                                                        PAID-UP      CAPITAL      REVENUE      RETAINED        CAPITAL
                                                        CAPITAL     RESERVES     RESERVES      EARNINGS       INCREASE       TOTAL
                                                    -----------   ----------   ----------    ----------   ------------ -----------
AT DECEMBER 31, 1995                                  1,669,276    5,468 511    1,873,139        14,812         11,125    9,036,863
                                                    -----------   ----------   ----------    ----------   ------------ -----------

Capital increase (EGM of 11.08.96)                        1,030                                                 (1,030)
Premium on share subscription                                          3,089                                    (3,089)
Remuneration of construction in progress financed by
own resources                                                        151,023                                                151,023
Funds for capital increase - advances received                                                                   4,151        4,151
Reversal of income tax and social contribution on
  special restatement of special contributions                       (49,371)                                               (49,371)
Difference in social contribution rate                               (47,251)                                               (47,251)
Transfer relating to reduction in 1992 income tax rate                95,061      (95,061)
Investment credits                                                     4,623                                                  4,623
Treasury stock                                                        (1,102)                                                (1,102)

Reversal of dividends relating to treasury stock                                       54                                        54
Net income for the year                                                                         232,418                     232,418

Transfer to retained profits reserve                                              117,855      (117,855)
Reversal of unrealized profits reserve                                            (39,819)       39,819
Proposed dividends (US$ 0 96 per thousand shares)                                              (124,948)                   (124,948)
                                                    -----------   ----------   ----------    ----------   ------------ ------------

AT DECEMBER 31, 1996                                  1,670,306    5,624,583    1,856,168        44,246         11,157    9,206,460
                                                    -----------   ----------   ----------    ----------   ------------ ------------


   The accompanying notes are an integral part of these financial statements.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
BALANCE SHEET

AT DECEMBER 31, 1996 AND 1995

IN  THOUSANDS  OF  REAIS  AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


                                                                              R$                          US$
                                                                  -------------------------           ------------
                                                                      1996         1995                  1996
                                                                  -----------  ------------           ------------
FINANCIAL RESOURCES WERE PROVIDED BY:
Operations
   Net income for the year                                           241,575       237,028              232,418
   Expenses (income) not affecting
     working capital:                                                441,436       466,480              424,703
   Depreciation and amortization                                          21          (416)                  20
   Allowance for doubtful accounts - long-term                                     (15,561)
   Remuneration of construction in progress                          (13,967)        6,073              (13,437)
   Increase in deferred income tax
   Equity in the earnings of subsidiary                                 (501)       (4,810)                (482)
     company                                                         (80,724)      (23,354)             (77,664)
   Long-term gains and losses                                         14,110        25,002               13,575
   Residual value of asset disposals                                   9,680        12,637                9,313
   Adjustments to present value -
     long-term receivables                                            (8,082)     (189,873)              (7,776)
   Reversal of deferred taxes
   Interest and charges on
     long-term receivables                                           (62,629)      (31,907)             (60,255)
                                                                  -----------  ------------           ------------
                                                                     540,919       481,299              520,415
                                                                  -----------  ------------           ------------

Stockholders
   Advances for future capital increase                                4,316        21,61O                4,151
                                                                  -----------  ------------           ------------
Third-parties
   Financing                                                         292,984       210,368              281,879
   Transfer from current to long-term                                              120,132
     financing - renegotiations                                        4,805         1,615                4,623
   Investment credits
   Write down of fixed assets on discontinued                         25,539         2,714               24,571
     operations                                                      101,953        91,420               98,088
   Special contributions
   Increase in other long-term
     liabilities                                                      69,192         2,043               66,569

   Other                                                                  56            27                   54
                                                                  -----------  ------------           ------------
                                                                     494,529       428,319              475,783
                                                                  -----------  ------------           ------------

TOTAL FUNDS PROVIDED                                               1,039,764       931,228            1,000,350
                                                                  -----------  ------------           ------------

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
STATEMENT OF CHANGES IN FINANCIAL POSITION
YEARS ENDED DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS AND IN
   THOUSANDS OF U.S. DOLLARS                                         (continued)
--------------------------------------------------------------------------------


                                                    R$                   US$
                                        ------------------------   -----------
                                            1996         1995           1996
                                        ----------    ----------   -----------
FINANCIAL RESOURCES WERE USED FOR:
Property, plant end equipment             624,798       642,943       601,114
  Proposed dividends                      129,871       141,757       124,948
  Increase in long-term receivables       127,674        75,304       122,834
  Increase in investments                   8,480         2,982         8,158
  Transfer from long-term to current
  liabilities
  Deferred taxes                            5,181        73,064         4,985
  Loans and Financing                     145,163        82,748       139,660
  Other                                    23,041        17,728        22,168
  Increase in deferred charges                 57            60            55
  Treasury stock                            1,145                       1,102
                                        ----------    ----------   -----------
TOTAL FUNDS USED                        1,065,410     1,036,586     1,025,024
                                        ----------    ----------   -----------

DECREASE IN WORKING CAPITAL               (25,646)     (105,358)      (24,674)
                                        ----------    ----------   -----------

CHANGES IN WORKING CAPITAL

CURRENT ASSETS
At the beginning of the  year             640,554       536,166       616,273
At the end of the year                    750,338       640,554       721,895
                                        ----------    ----------   -----------

                                          109,784       104,388       105,622
                                        ----------    ----------   -----------
CURRENT LIABILITIES
At the beginning of the year              857,401       647,655       824,900
At the end of the year                    992,831       857,401       955,196
                                        ----------    ----------   -----------
                                          135,430       209,746       130,296
                                        ----------    ----------   -----------
DECREASE IN WORKING CAPITAL               (25,646)     (105,358)      (24,674)
                                        ==========    ==========   ===========



   The accompanying notes are an integral part of these financial statements.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------




1    OPERATIONS

     Companhia Energetica de Minas Gerais - CEMIG, a Brazilian listed corporation registered under GEMEC/RCA certificate No. 200-75/109 and the General Taxpayers' Register (C.G.C) No. 17.155.730/0001 -64, is an electric power public utility concessionaire controlled by the Minas Gerais State Government. Its principal business activities are the construction and operation of systems used in the generation, transformation, transmission, distribution and sale of electric power, as well as the development of activities in diverse energy-related areas for business purposes.

     The concession area held by CEMIG covers 562,762 km(2), approximately 97% of the territory of the State of Minas Gerais, providing power to some 4,248 thousand (1995 - 4,049 thousand) consumers. It has 35 power plants, mainly hydroelectric, with a generating capacity of approximately 5,068 MW (1995 - 4,962 MW).

     The construction of the following hydroelectric power plants is still in progress:

     * Miranda, with a generating capacity of 390 MW. Start-up of operations of the first unit is programmed for 1997. The total estimated cost is R$ 848,628 (US$ 816,459), which is being financed with the company's own funds and funds from Eletrobras and from IMPSA. R$ 618,820 (US$ 595,363) of this amount has already been expended to date, net of interest on construction.

     * Igarapava, with a generating capacity of 210 MW, is a joint venture with private enterprise. The total estimated cost is R$ 243,599 (US$ 234,365), of which CEMIG's participation is 14.5%.

     The company has 14,923 employees (16,452 in 1995) and the minimum and maximum monthly salaries in December 1996 were R$ 389.00 (US$ 374.25) and R$ 8,943.00 (US$ 8,604.00), respectively.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------




2    PRESENTATION OF THE FINANCIAL STATEMENTS

     The financial statements were prepared in conformity with the requirements of Brazilian corporate legislation and the Brazilian Securities Commission
     (CVM). The procedures adopted may be summarized as follows:

     MONETARY ITEMS

     Monetary items which include anticipated inflation and interest were adjusted to present value by using the National Association of Investment Banks and Securities Dealers (ANBID) rate.

     Monetary gains and losses, as well as the adjustments to present value, were allocated to the statement of income accounts according to their nature. In the specific cases of suppliers, consumers and dealers, monetary gains and losses were allocated to the financial income (expense) accounts.

     NON-MONETARY ITEMS

     These are shown at restated cost expressed in currency of constant purchasing power at December 31, 1996.

     ITEMS IN THE STATEMENTS OF INCOME, OF CHANGES IN STOCKHOLDERS' EQUITY AND OF CHANGES IN FINANCIAL POSITION

     These are restated as from the date or month they were recorded through December 31, 1996, adjusted both for gains and losses on monetary items and for the adjustment to present value of receivables and payables.

     COMPARATIVE FINANCIAL STATEMENTS

     The financial statements for the year ended December 31, 1995 were adjusted for comparative purposes to currency of constant purchasing power at December 31, 1996, using the variation of the General Market Price Index (IGP-M) in 1996 as the basis for restatement.

     Monetary gains and losses, adjustments to present value and the restatement of inventories and monetary items were allocated to the income and expense accounts to which they relate as follows:

     GAINS AND LOSSES NET OF RESTATEMENTS (1996)

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


INCOME AND EXPENSE ACCOUNTS                        R$            US$                   MONETARY ITEMS
------------------------------------------------------------------------------------------------------------------------------------
Deductions from operating revenue
    Reserve/fuel consumption quotas               5,590        5,378          Taxes charged to consumers
    Taxes and contributions on revenue            3,766        3,623          Taxes and social contributions - ICMS

OPERATING EXPENSES
    Personnel                                     8,664        8,336          Payroll and social security contributions
    Supplies                                     (5,001)      (4,811)         Stores
    Third party services                         (1,146)      (1,103)         Services in progress
    Royalties for the use of
    water resources                                 380          366          Water resources
    Other operating expenses                     35,371       34,030          Sundry

FINANCIAL INCOME (EXPENSES)
    Finance charges                                 646          622          Finance charges payable
    Other                                        10,626       10,223          Sundry

NON-OPERATING INCOME                               (554)        (533)         Services in progress
PROVISION FOR INCOME TAX                         41,596       40,019          Provision for income tax
------------------------------------------------------------------------------------------------------------------------------------
GAINS AND LOSSES NET OF RESTATEMENTS (1995)
------------------------------------------------------------------------------------------------------------------------------------
INCOME AND EXPENSE ACCOUNTS                        R$                                  MONETARY ITEMS
------------------------------------------------------------------------------------------------------------------------------------
Deductions from operating revenue
   Reserve/fuel consumption quotas                 6,745                      Taxes charged to consumers
   Taxes and contributions on revenue             12,316                      Taxes and social contributions - ICMS

OPERATING EXPENSES
   Personnel                                      24,984                      Payroll and social security contributions
   Supplies                                       (9,488)                     Stores
   Third party services                           (2,181)                     Services in progress
   Royalties for the use of
      water resources                                934                      Water resources
   Social charges not related
      to payroll                                     195                      Taxes and social charges payable
   Other operating expenses                       13,256                      Sundry

FINANCIAL INCOME (EXPENSES)
   Finance charges                                   871                      Finance charges payable
   Other                                          10,873                      Sundry

NON-OPERATING INCOME                                (177)                     Services in progress
PROVISION FOR INCOME TAX                           3,108                      Provision for income tax

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


ADJUSTMENT TO PRESENT VALUE AND RESTATEMENT OF INVENTORIES (1996)

OPERATING REVENUE                                     R$               US$
------------------------------------------------------------------------------------------------------------
Electricity sales                                  (28,076)         (27,012)  Consumers and dealers
OPERATING EXPENSES
  Supplies                                           8,259            7,946   Stores - special restatement
                                                       126              121   Suppliers
  Third-party services                               1,875            1,804   Suppliers
  Electric power purchased for resale                1,040            1,001   Suppliers
  Other expenses                                       471              453   Suppliers

FINANCIAL INCOME (EXPENSES)
  Commercial financial income                       28,390           27,314   Consumers and dealers
  Commercial financial expense                     (11,055)         (10,636)  Suppliers
                                                 ----------        --------
                                                     1,030              991
EFFECT OF INCOME TAX                                  (315)            (303)
                                                 ----------        --------
                                                       715              688
                                                 ==========        ========


ADJUSTMENTS TO PRESENT VALUE AND RESTATEMENT OF INVENTORIES (1995)


OPERATING REVENUE                                     R$
---------------------------------------------------------------------------------------------------
Electricity sales                                  (46,193)                   Consumers and dealers

OPERATING EXPENSES
  Supplies                                          14,816                    Stores - special restatement
                                                       286                    Suppliers
  Third-party services                               2,808                    Suppliers
  Electric power purchased
     for resale                                      1,797                    Suppliers
  Other expenses                                       606                    Suppliers

FINANCIAL INCOME (EXPENSES)
  Commercial financial income                       46,310                    Consumers and dealers
  Commercial financial expense                     (20,364)                   Suppliers
                                                 ----------
                                                        66
  EFFECT OF INCOME TAX                                 (21)
                                                 ----------
                                                        45
                                                 ==========


COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------



2.1  SIGNIFICANT ACCOUNTING PRINCIPLES

     The accounting principles comply with the requirements of Brazilian corporate legislation, of the Brazilian Securities Commission (CVM) and with those of the regulatory authority - the National Water and Electric Power Department - DNAEE. The main principles are the following:

     * Assets and liabilities in foreign currency are restated based on the exchange rates ruling at the balance sheet dates;


     * Other assets and liabilities, subject to monetary correction by force of law or contract, are restated to show amounts at the balance sheet dates, using the indices determined by law or the related contracts;

     * The electric power supplied at the balance sheet dates, but not yet billed, was accounted for on the accrual basis;

     *    The  allowance  for  doubtful   accounts  is  recorded  at  an  amount
          considered sufficient to cover probable losses, both short and long-term;

     * Inventories of materials, classified as current assets, are stated at their average cost;

     * Investment in subsidiary company is recorded on the equity method of accounting;

     * Property, plant and equipment in use is depreciated on the straight-line basis at rates determined by the regulatory authority. Depreciation is charged to operating expenses or the cost of expansion projects, depending on the use of the assets concerned.

     * Remuneration of own resources used to finance construction of assets and installations is based on the Long-term Interest Rate (TJLP), limited to 10% a year and recorded in property, plant and equipment with counter entries credited to stockholders' equity.

     * Interest and other financial charges on financing from third parties related to construction in progress were appropriated to property, plant and equipment during the course of construction.

     * The provision for income tax is recorded gross and is charged against results for the year net of credits from tax losses and from the effects of tax temporary differences.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


2.2  TRANSLATION INTO U.S. DOLLARS

     The amounts in U.S. dollars in these financial statements as at and for the years ended December 31,1996 were translated from the amounts in the reais financial statements expressed in constant currency at December 31,1996 at the exchange rate of R$ 1.0394 to US$ 1.00. Such translation should not be construed as representing that the reais amounts represent or have been or could be converted into U.S. dollars at that or any other rate.

3    CONSUMERS AND DEALERS

                                                          R$                       US$
                                            -----------------------------     -----------

                                                1996              1995            1996
                                             ----------       -----------     -----------
     Consumers - Invoices rendered             159,858          142,848          153,799
     Consumers - Invoices not yet rendered     108,637          103,727          104,519
     Consumers - Renegotiated receivables       33,817           41,096           32,535
     Dealers - Billed                            9,968           10,708            9,590
     Other                                      25,877            6,681           24,896
                                             ----------       -----------     -----------
                                               338,157          305,060          325,339
                                             ==========       ===========     ===========

4    OTHER LONG-TERM RECEIVABLES

                                                          R$                       US$
                                            -----------------------------     -----------

                                                1996              1995            1996
                                             ----------       -----------     -----------
     Renegotiated contracts with consumers      77,025           77,735           74,105

     Credit assignment contracts (CRC)         855,860          802,185          823,417

     Other                                         616              426              593
                                             ----------       -----------     -----------
                                               933,501          880,346          898,115
                                             ==========       ===========     ===========

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

5    INVESTMENTS


                                                          R$                       US$
                                            -----------------------------     -----------

                                                1996              1995            1996
                                             ----------       -----------     -----------
     Long-term equity investments               36,939           30,366           35,539
     (-) Provision for loss                       (357)            (357)            (343)
     Project studies                            50,645           40,004           48,725
     Jequitinhonha river control project        13,548           14,009           13,034
     Other investments                           8,142            7,820            7,833
                                             ----------       -----------     -----------

                                               108,917           91,842          104,788
                                             ==========       ===========     ===========

     Long-term equity investments include R$ 31,215 (US$ 30,032) representing a 95.05% holding in the capital of Companhia de Gas de Minas Gerais - GASMIG. CEMIG intends to sell control of this subsidiary company, approval for which was given in State Law 12279 of July 29, 1996.

     Project studies relate to expenses for technical and economic feasibility studies for the construction of power plants and installations, sub-stations and transmission lines to be carried out in the company's concession area and in particular with the Formoso, Bocaina and Irape projects. Once projects start, expenses are transferred to construction in progress accounts.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

6    PROPERTY, PLANT AND EQUIPMENT


                                                          R$                       US$
                                            -----------------------------     -----------

                                                1996              1995            1996
                                             ----------       -----------     -----------
  In operation
     Generation
       Thermoelectric plants                   141,253          148,430          135,899
        Hydroelectric plants and other       5,376,803        4,349,675        5,172,987
     Transmission                            2,656,873        2,403,098        2,556,160
     Distribution                            5,076,539        4,545,913        4,884,105
     Intangibles                                19,185           17,796           18,458
     Other                                   1,077,030        1,031,339        1,036,204
                                            ----------       -----------     -----------
                                            14,347,683       12,496,251       13,803,813
     (-) Accumulated depreciation
         and amortization                   (5,246,872)      (4,456,105)      (5,047,982)
                                            ----------       -----------     -----------
                                             9,l00,811        8,040,146        8,755,831
     Constructions in progress               2,167,680        1,391,588        2,085,511
                                            ----------       -----------     -----------
                                            11,268,491        9,431,734       10,841,342
                                            ==========       ===========     ===========

     Depreciation and amortization are calculated at the following annual rates specifically established for electric power concessionaires: Thermoelectric plants and intangibles -5%; distribution assets -4% and all other assets - 3%.

     Construction in progress relates mainly to the expansion of the generation, transmission and distribution systems, as follows:

                                                          R$                       US$
                                            -----------------------------     ------------

                                                1996              1995            1996
                                             ----------       -----------     -----------
     Generation                              1,080,018          405,251        1,039,078
     Transmission                              485,790          322,977          467,376
     Distribution                               14,531           28,320           13,980
     Material in stores                        125,506          111,888          120,749
     Dams for river control                    253,353          222,381          243,749
     Other                                     208,482          300,771          200,579
                                             ----------       -----------     -----------
                                             2,167,680        1,391,588        2,085,511
                                             ==========       ===========     ===========

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


     As prescribed in articles 63 and 64 of Decree 41,019 of February 26, 1957, assets and installations used in the generation, transmission and distribution of electricity cannot be withdrawn, sold, lent or mortgaged without prior specific authorization by the regulatory authority.

     As from 1996, the company is capitalizing financial charges and inflationary effects on the construction financing as part of the cost of property, plant and equipment as prescribed in Article 2 of DNAEE Administrative Rule 526, of November 22, 1995, The following amounts were capitalized in 1996:

                                                           R$            US$
                                                       ---------      ---------

     Financial charges                                   21,440         20,627
     Inflationary effects                                11,035         10,617
                                                       ---------      ---------
                                                         32,475         31,244
                                                       =========      =========

     Expenses have been incurred on river control works which are included in the property, plant and equipment accounts. The company has started negotiations with the State Government for their transfer. At December 31, 1996, amounts incurred are as follows:

                                                          R$            US$
                                                       ---------      ---------


     Investments                                        13,548        13,035
     Constructions in progress                         253,353       243,749
                                                      ---------      ----------
                                                       266,901       256,784
                                                      ==========     ==========
     These amounts include approximately R$ 80,000 (US$ 76,967) related to interest capitalized on construction.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

7    DEFERRED CHARGES


                                                          R$                       US$
                                            -----------------------------     -----------

                                                1996              1995            1996
                                             ----------       -----------     -----------
     Expenses on remuneration of
       construction in progress                                1,880,164

     Financial charges and
       inflationary effects                                      102,309

     Other deferred items                        11,053           22,127          10,634
                                             ----------       -----------     -----------

                                                 11,053        2,004,600          10,634
     (-) Accumulated amortization                (5,883)        (455,891)         (5,660)
                                             ----------       -----------     -----------

                                                  5,170        1,548,709           4,974
                                             ==========       ===========     ===========

     Expenses on remuneration of construction in progress, financial charges and inflationary effects recorded as deferred charges up to December 31, 1995 were transferred to the respective Construction in progress and Services accounts in 1996, under the terms of DNAEE Administrative Rule 526, of November 22, 1995.

8    ADVANCE BILLING OF ELECTRIC POWER

     In October 1996, the company sold 3,980,400 MW of electricity to a private sector consumer over a 30-month period. The amount agreed between the parties of R$ 118,572 (US$ 114,077) was fully received and is substantially invested in long-term securities.

     At December 31, 1996, the amount related to future sales is reflected in liabilities as follows:


                                                          R$            US$
                                                       ---------      ---------


     Short-term                                         47,832        46,019
     Long-term                                          64,315        61,877
                                                       ---------      ---------
                                                       112,147       107,896
                                                       =========      =========

     Balances are subject to restatement based on the U. S. dollar variation.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

9    LOANS AND FINANCING

     Most of the loans and financing are secured by guarantees from the Federal and State Governments and were contracted in order to generate resources for the expansion of the generation, transmission and distribution of electric power systems in its concession area.

     The composition of loans and financing outstanding at December 31, 1996 is presented as follows:

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS



FOREIGN CURRENCY DEBT (1)                                                                                           1996
                                                                                           ------------------------------
                                                                    ANNUAL                   SHORT        LONG
INSTITUTIONS                                    DUE DATE        INTEREST(%)     CURRENCY      TERM        TERM     TOTAL
--------------------------------------------  -------------  -----------------  ---------  ---------  --------- ---------
Interamerican Development Bank (BID)           1984/2O06        4.0 to 9.25       Sundry    26,496      90,235   116,731

International Bank for Reconstruction
  and Development (IBRD)                       1981/2002               7.25       Sundry     5,141      28,791    33,932

Chase Manhattan Bank                           1997/1998            9.88125          US$    34,647      17,323    51,970

IMPSA - Industria Metalurgica Pescarmona S/A   1999/2003                9.8          US$                43,776    43,776

Banco do Brasil S/A (2)                        1997/2024             Sundry          US$       370     111,354   111,724

Citibank N.A.                                       1997             8.8125          US$     2,868                 2,868

Sundry (3)                                          2004              9.125          US$               l55,9l0   l55,9l0

Autotrol S.A.C.I.A.F. & I                      1999/2002               12.0          US$                   215       215

Bank Boston                                         1997  5.8125 and 5.8750          US$     4,307                 4,307

S.B.E./Asea                                    1997/1999               10.5          US$    26,207      50,846     77,053

Siemens S/A                                         2000               9.97          US$                 1,205      1,205

Nativa S/A                                          2000               9.97          US$                 2,641      2,641
                                                                                         ---------   ---------  ---------

Total foreign currency debt                                                                100,036     502,296    602,332
                                                                                         ---------   --------- - --------


COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS



LOCAL CURRENCY DEBT                                                                                          1996
                                                                                      ------------------------------
                                                                          ANNUAL         SHORT        LONG
INSTITUTIONS                                          DUE DATE        INTEREST(%)         TERM        TERM     TOTAL
--------------------------------------------     -------------  -----------------     ---------  --------- ---------
Centrais Eletricas Brasileiras S/A - ELETROBRAS      1995/2024           5 to 10        38,715     365,584   404,299
Fundacao Forluminas de Seguridade Social - FORLUZ    1985/1996              10.0
Major consumers - TELEMIG / CVRD                     1982/1998            Sundry         1,367      10,886    12,253
Consumers - RECON/REDES A. PARTICULARES              1994/1997               6.0           773                   773
FINEP                                                1997/2000              10.0           138         734       872
INEPAR                                               1998/2002             14.48                       307       307
                                                                                   -----------   ---------  --------

Total local currency debt                                                               40,993     377,511   418,504
                                                                                   -----------   ---------  --------

Total debt (4)                                                                         141,029     879,807 1,020,836
                                                                                   -----------   ---------  --------


The long-term amounts fall due as follows:       1) Amounts  are  payable  in  foreign  currency,  however,  in  order to facilitate presentation they were translated into reais.
                     1996               1995     2) Interest rates vary: - 4% to 8% a year
                  -------            -------        - LIBOR readjusted half-yearly, plus interest from O.8125 to 0.8750% a year
1997                                 134,513     3) In 1996, the company raised  funds in foreign markets through the issue of fixed
1998              167,861            117,450        rate notes and the balance at December 31, 1996 amounts to R$ 155,910.
1999               93,348             95,165     4) At December 31, 1996, in addition  to these loans and financing, the company had
2000               85,366             78,180        unused  lines  of  credit  of  R$ 158,990,  of  which  R$ 71,235  in  Brazil and
2001 to 2004      533,232            321,326        R$ 87,755 abroad, which are to be used in the construction program.
                  -------            -------

                  879,807            746,634
                  -------            -------


COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF U.S. DOLLARS



FOREIGN CURRENCY DEBT (1)                                                                                           1996
                                                                                -----------------------------------------
                                                                    ANNUAL                   SHORT        LONG
INSTITUTIONS                                    DUE DATE        INTEREST(%)     CURRENCY      TERM        TERM     TOTAL
--------------------------------------------  -------------  -----------------  ---------  ---------  --------- ---------
Interamerican Development Bank (BID)           1984/2006        4.0 to 9.25       Sundry    25,491      86,815   112,306

International Bank for Reconstruction
  and Development (IBRD)                       1981/2002               7.25       Sundry     4,946      27,700    32,646

Chase Manhattan Bank                           1997/1998            9.88125          US$    33,334      16,666    50,000

IMPSA - Industria Metalurgica Pescarmona S/A   1999/2003                9.8          US$                42,117    42,117

Banco do Brasil S/A (2)                        1997/2024             Sundry          US$       356     107,133   107,489

Citibank N.A.                                       1997             8.8125          US$     2,759                 2,759

Sundry (3)                                          2004              9.125          US$               l50,000   l50,000

Autotrol S.A.C.I.A.F. & I                      1999/2002               12.0          US$                   207       207

Bank Boston                                         1997  5.8125 and 5.8750          US$     4,144                 4,144

S.B.E./Asea                                    1997/1999               10.5          US$    25,213      48,919     74,132

Siemens S/A                                         2000               9.97          US$                 1,159      1,159

Nativa S/A                                          2000               9.97          US$                 2,541      2,541
                                                                                         ---------   ---------  ---------

Total foreign currency debt                                                                 96,243     483,257    579,500
                                                                                         ---------   ---------  ---------

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF U.S. DOLLARS



LOCAL CURRENCY DEBT (1)                                                                                         1996
                                                                                      -------------------------------
                                                                          ANNUAL         SHORT        LONG
INSTITUTIONS                                          DUE DATE        INTEREST(%)         TERM        TERM     TOTAL
--------------------------------------------     -------------  -----------------     ---------  --------- ---------
Centrais Eletricas Brasileiras S/A - ELETROBRAS      1995/2024           5 to 10        37,247     351,726   388,973
Fundacao Forluminas de Seguridade Social - FORLUZ    1985/1996              10.0
Major consumers - TELEMIG / CVRD                     1982/1998            Sundry         1,315      10,473    11,788
Consumers - RECON/REDES A. PARTICULARES              1994/1997               6.0           744                   744
FINEP                                                1997/2000              10.0           133         706       839
INEPAR                                               1998/2002             14.48                       294       295
                                                                                   -----------   ---------  --------

Total local currency debt                                                               39,439     363,199   402,639
                                                                                   -----------   ---------  --------

Total debt (4)                                                                         135,682     846,456   982,139
                                                                                   -----------   ---------  --------


The long-term amounts fall due as follows:       1) Amounts  are  payable  in   local  currency,  however,  in  order to facilitate
                                                     presentation they were translated into U.S. dollars.
                     1996               1995     2) Interest rates vary: - 4% to 8% a year
                  -------            -------                             - LIBOR readjusted half-yearly, plus from 0.8125 to 0.8750%
1997                                 129,414                               a year
1998              161,498            112,998     3) In 1996, the company raised funds in foreign markets through  the issue of fixed
1999               89,810             91,558         rate notes and the balance at December 31, 1996 amounts to US$ 150,000.
2000               82,130             75,216     4) At December 31, 1996, in addition  to these loans and financing, the company had
2001 to 2004      513,019            309,146        unused  lines  of  credit  of  US$ 152,963,  of  which US$ 68,535  in Brazil and
                  -------            -------        US$ 84,428 abroad, which are to be used in the construction program.
                  846,457            718,332
                  -------            -------


COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


     Percentage participation of currencies in loans and financing at December 31, 1996.

                    ABROAD                                      BRAZIL
      -----------------------------------------------    ----------------------
      CURRENCY         %      CURRENCY              %     INDEX              %
      --------       -----    ---------          ------  -------          ------
      US$             81        FLS                 1     IGP-M              57
      DM               3        SWFR                4     FINEL              37
      Y                2        Unit of account     9     Other               6

     The percentage variations in the principal currencies and indexes used to adjust loans and financing during 1996 were as follows:

      CURRENCY/INDEX          VARIATION %  CURRENCY/INDEX       VARIATION %
      --------------          -----------  --------------       ------------
      FINEL                      1.78      DM                        (1.25)
      IGP-M                      9.19      SWFR                      (8.60)
      US$                        6.88      SRLS                      (6.88)
      Y                        (5.28)      FLS                        (162)
                                           Accounting Monetary Unit (UMC)(1.06)

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

10   DEFERRED TAXES

                                                          R$                       US$
                                            -----------------------------     -----------

                                                1996              1995            1996
                                             ----------       -----------     -----------

     INCOME TAX
       Inflationary gain                                         14,711
       Result of the special
         restatement                           426,886          413,109          410,704
                                               426,886          427,820          410,704
       Tax credits (temporary timing
         differences and tax losses)           (43,923)         (64,764)         (42,258)
       Adjustments on inflationary effects      15,753                            15,156
       Effects of present value adjustments
         and restatement of inventories         (5,271)          (5,586)          (5,071)
                                               393,445          357,470          378,531

       SOCIAL CONTRIBUTION
         Result of special restatement         136,605          134,628          131,427
         Tax credits on temporary
           timing differences                   (6,330)                          (6,090)
                                             ----------       -----------     -----------

                                               523,720          492,098         503,868
                                             ==========       ===========     ===========

11   INCOME TAX AND SOCIAL CONTRIBUTION

     The main effects on the 1996 financial statements are the following:

(a) Income tax - due to the non-deductibility of the social contribution as from 1997 when determining taxable income as prescribed in Law 9316 of November 22,1996, the balance of the Income Tax on the Special Price-level Restatement was increased by R$ 38,9O7(US$ 37,432), with a counter entry to the Special Price-Level Restatement Reserve account.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

(b) Social Contribution - due to the increase in the Social Contribution rate from 7.4O7% to 8% as from 1997, the deferred Social Contribution asset balance and the Special Price-Level Restatement balance were increased by R$ 468 (US$ 450) and R$ 10,206 (US$ 9,819), respectively of which R$ 468
     (US$ 450) was credited to net income for the year.

(c) The company prepaid at a discount Income Tax on inflationary gains as permitted by paragraph 3 of Article 7 of Law 9249/95. This option reduced the provision for deferred income tax by R$ 8,082 (US$ 7,776), related to realizations occurred in 1996. The most significant effects arising from this option were recorded in the year ended December 31, 1995.

(d) The company reversed Income Tax and Social Contribution on the Special Price-Level Restatement of Special Contributions due to the non-realization of these taxes because of the specific characteristics of the special contributions. The reversals of R$ 38,877 (US$37,4O4) and R$ 12,439 respectively, were made against the Special Price-level Restatement Reserve Account.

12   TAX LOSSES FOR OFFSET AND TIMING DIFFERENCES

     The company recorded in the Taxable Income Control Register (LALUR), accumulated tax losses and timing differences which may be offset against future taxable income and amount to R$ 1,924 (US$ 1,851) and R$ 41,999 respectively.

13   SPECIAL CONTRIBUTIONS


                                                          R$                       US$
                                            -----------------------------     -----------

                                                1996              1995            1996
                                             ----------       -----------     -----------

       Consumer contributions                1,134,496        1,032,543        1,091,492
       Federal Government participations         8,804            8,804            8,470
       Others                                       50               5O               48
                                             ----------       -----------     -----------

                                             1,143,350        1 041.397        1,100,010
                                             ==========       ===========     ===========


     Consumer contributions represent funds received to finance expansion to enable the company to meet increased demands for the supply of electricity. Because of their nature these contributions do not represent effective financial obligations and, accordingly, should not be considered as liabilities when calculating economic-financial ratios.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


14   STOCKHOLDERS' EQUITY

     Fully   subscribed  and  paid-up  capital  amounts  to  R$  1,736,116  (US$
     1,670,306). Shares have a nominal value of R$ 0.01 (US$ 0.01) each and are held as follows:

                            NUMBER OF SHARES IN 1996
     STOCKHOLDERS         ORDINARY           %          PREFERRED          %             TOTAL                  %
                       ----------------   -------   -----------------   ------    -----------------       ---------

     Minas Gerais
        State            28,938,227,169      51        3,948,482,470       5         32,886,709,639           25

     MGI                 18,719,600,000      33        2,608,329,828       4         21,327,929,828           16

     ELETROBRAS             831,165,440       1                                         831,165,440            1

     Others
        Local             6,701,522,734      12       15,216,956,279       21        21,918,479,013           17
        Foreign           1,597,5O6,860      35       51,364,174,420       70        52,961,681,280           41
                       ----------------   -------   -----------------   ------    -----------------       ---------

     Total               56,788,022,203     100       73,137,942,997      100       129,925,965,200          100
                       ================   =======   =================   ======    =================       =========

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


                            NUMBER OF SHARES IN 1995
     STOCKHOLDERS         ORDINARY           %          PREFERRED          %             TOTAL                  %
                       ----------------   -------   -----------------   ------    -----------------       ---------

     Minas Gerais
        State            34,070,765,444      60      12,989,050,573        18        47,059,816,017           36

     MGI                 13,587,OOO,OOO      24                                      13,587,000,000           1O

     ELETROBRAS             831,165,440       1       1,269,618,153         2         2,100,783,593            2

     Others
        Local             7,641,965,418      14      20,748,409,835        28        28,390,375,253           22
        Foreign             610,744,695       1      38,071,134,442        52        38,681,879,137           30
                       ----------------   -------   -----------------   ------    -----------------       ---------

     Total               56,741,640,997     100      73,078,213,003       100       129,819,854 000          100
                       ================   =======   =================   ======    =================       =========


Preference shares have priority in the return of capital and the right to a minimum annual dividend equal to 1O% of their nominal value, and share equally with the ordinary shares when the ordinary stockholders receive dividends in excess of 10% However, such dividends can never be less than 25% of net income for the year as adjusted by law. In accordance with legislation and the company's statutes, the issue of stock dividends up on capitalizing the reserve resulting from the price-level restatement of capital must comply with the following:

*    Preference  shares are to be treated in the same manner as ordinary shares.

* New shares may be issued or the value of those already held may be increased.

* Capitalization is subject to the decision of shareholders in General Meeting, but is mandatory once the balance of the restatement reserve account exceeds 50% of capital.

The company's statutes assure, and the State of Minas Gerais guarantees (pursuant to Article 9 of State Law 828, of December 14,1951, and Article I of State Law 8796 of April 29,1985) that private stockholders are entitled to a minimum dividend of 6% per year in the years the company does not have sufficient profits to pay dividends to its stockholders.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------


     Proposed 1996 dividends are equivalent to 10% of the total capital of R$1,736,116 (US$ 1,670,306), excluding the treasury stock whose nominal value is R$ 554 (US4 533), appropriated from:

                                                          R$              US$
                                                      -----------    ----------
     Realization of unrealized profits reserves          41,388         39,819
     Part of net income for the year                     88,483         85,129
                                                      -----------    ----------
                                                        129,871        124,948


     The amount  transferred  to the  Retained  Profits  Reserve is  intended to
     strengthen   working  capital  as  well  as  to  set  aside  resources  for investments in generating, transmission and distribution projects.

     Treasury stock relates to the transfer of shares originating from funds invested in the company's projects in the SUDENE area (Superintendency for the Development of the Northeast) by the Northeast Investment Fund (FINOR), as fiscal incentives.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG

NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS AND
IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------
The composition of other Capital Reserves and Revenue Reserves is as follows:


                                                       R$        US$
                                   ----------------------  ----------
                                         1996        1995       1996
                                   ----------  ----------  ----------

Other capital reserves
   Capital restatement - Special
    price-level restatement
    reserve - Law 8.200/91          1,537,412   1,539,033   1,479,134
   Remuneration of construction
    in progress financed
    by own resources                1,303,225   1,146,252   1,253,824
   Investment credits               2,931,367   2,926,563   2,820,249
   Premium on capital
    subscription                       75,333      72,122      72,477
   Treasury stock                      (1,145)                 (1,101)
                                   ----------  ----------  ----------
                                    5,846,192   5,683,970   5,624,583
                                   ----------  ----------  ----------


                                                       R$
                                   ----------------------  ----------
                                         1996        1995       1996
                                   ----------  ----------  ----------

Revenue reserves
  Legal                               102,829     102 829      98,931
  Unrealized profits                  941,473     982 861     905,785
  Retained profits                    878,230     854,482     844,939
  Other                                 6,769       6,769       6,513
                                   ----------  ----------  ----------

                                    1,929,301   1,946,941   1,856,168
                                   ----------  ----------  ----------

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG

NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS AND
IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------
15    ELECTRICITY SALES

      Electric power sales, analyzed by class of consumer, are as follows:

                                                          MWH                         R$        US$
                                -----------------------------     ----------------------  -----------
                         NUMBER OF
                         CONSUMERS         1996          1995           1996        1995       1996
                         ---------   ----------   -----------     ----------  ----------  ----------

Residential              3,501,576    6,331,111     5,826,442        767,569     580,541     738,473
Industrial                  53,715   20,948,387    20,685,703      1,090,626   1,117,702   1,049,284
Commercial,
services and other
activities                 400,873    2,601,781     2,395,838        320,316     292,424     308,174
Rural                      245,899    1,268,356     1,157,049         99,976      96,247      96,186
Public authorities          35,960      453,092       419,562         51,831      51,737      49,866
Streetlighting               3,748      812,125       770,105         60,284      53,790      58,000
Public services              4,660      824,193       780,319         57,572      57,371      55,390
Own consumption              1,638       77,052        78,020                      7,444
                         ---------   ----------   -----------     ----------  ----------  ----------
                         4,248,069   33,316,097    32,113,038      2,448,174   2,257,256   2,355,373
                         ---------   ----------   -----------     ----------  ----------  ----------
Supply                          11    4,219,122     3,791,983         98,868      79,920      95,120
                         ---------   ----------   -----------     ----------  ----------  ----------
                         4,248,080   37,535,219    35,905,021      2,547,042   2,337,176   2,450,493
Power supplied
  not yet billed                                                      14,503      18,990       13,953
Other income                                                          42,582      30,874       40,968
                                                                  ----------  ----------  ----------
                                                                   2,604,127   2,387,040    2,505,414

Deductions from
  operating revenue                                                 (648,395)   (661,106)    (623,817)
                         ---------   ----------   -----------     ----------  ----------  ----------

Total                    4,248,080    37,535219    35,905,021      1,955,732   1,725,934    1,881,597
                         ---------   ----------   -----------     ----------  ----------  ----------

16    DEDUCTIONS FROM OPERATING REVENUE

     As from 1996, the Global Reversal of Reserve quota (RGR) is being calculated in accordance with the requirements of Decree 1771/96 of January 3, 1996, which determined the rate of 2.5% on assets subject to reversal but limited to 3% of annual sales of the concessionaire. In prior years the RGR was calculated at 3% of such assets limited to 12% of annual sales.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG

NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS AND
IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

17    PROFIT SHARING

      The collective labor agreement established the criteria for determining employees' profit sharing and defined the parameters for establishing this amount, to include: Investment Remuneration Rate, Consumers Satisfaction Index, Electricity Billed per Employee, Time Equivalent Interruption by Consumer and Voluntary Absenteeism. Based on this criteria, a provision for profit sharing in 1996 was set up of R$ 13,118 (US$ 12,620).

      Also in 1996, the 1995 Employees' Profit Sharing of R$ 8,296 (US$ 7,982) was paid. Since the profit sharing agreement was signed in May 1996, performance targets in 1995 were not established.

18    RELATED PARTY TRANSACTIONS

      The principal transactions with related parties are the financing received from ELETROBRAS and FORLUZ (Note 9) and negotiation of the remaining balance of the Compensation of Rate Shortfalls Account (CRC), as described in Note 21. Transactions with Minas Gerais State Government entities were carried out at normal market prices. No other related party transactions are significant apart from those referred to above.

19    SUPPLEMENTARY RETIREMENT AND PENSION PLAN

      Since 1973, the company has sponsored the Fundacao Forluminas de Seguridade Social - FORLUZ, a non-profit making entity, whose main objective is to supplement the social security benefits of CEMIG employees. FORLUZ bases the calculation and accumulation of the funds required by its benefit plans on the "Established Benefits Plan" and the
      "Financial Capitalization System". Accordingly, regular contributions (from the sponsor and participants) are used to cover, at present values, the benefits payable to participants, accumulated as from the date they joined the plan, and also to amortize benefits related to prior periods which were not covered by additional contributions from the sponsor. The last actuarial review was carried out in December 1996. The benefits related to prior periods, estimated at R$ 472,521 (US$ 454,609) as of December 31, 1996 and R$ 431,226 at December 31, 1995, are being amortized. through additional monthly contributions based on the consistent installments system (Price Table) with interest of 6% per year and readjusted yearly based on the General Price Index - Internal Availability (IGP-DI) variation. This amortization system has been in effect since July 1996. CEMIG is responsible for the differences in the mathematical reserve, actuarially calculated, of R$ 113,182 (US 108,892) at December 31, 1996 related to the granting of special retirement in anticipation of length of service retirement, except for those participants enrolled after January 29, 1996. The balance related to unamortized reserves must be amortized during a period actuarially prescribed of no

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG

NOTES TO THE FINANCIAL STATEMENTS
AT DECEMBER 31, 1996 AND 1995
IN THOUSANDS OF REAIS AND
IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

      longer than 28 years. Additional contributions from the company to FORLUZ amounted to R$$ 44,472 (US$ 42,786) in 1996 and R$ 23,060 in 1995, for
      normal cost R$ 25,065  (US$  24,115) in 1996 and R$ 19,460 in 1995 and for
      special retirement, R$ 24,578. These amounts were charged against the net income of CEMIG. Any insufficiency in the reserves for beneficiaries are the responsibility of the sponsor. Financial information on the plan at December 31,1996, prepared by independent actuaries is as follows:

                                                       R$        US$
                                   ----------------------  ----------
                                         1996        1995       1996
                                   ----------  ----------  ----------

TECHNICAL RESERVES                    829,904     621,359     798,445
MATHEMATICAL RESERVES
  Benefits granted                  1,038,092     682,063     998,742
  Benefits to be granted              430,784     450 398     414,454
                                   ----------  ----------  ----------
                                    1,468,876   1,132,461   1,413,196
UNAMORTIZED RESERVES                 (585,703)   (431,226)   (563,501)
TECHNICAL DEFICIT
  FOR THE YEAR                        (53,269)    (79,876)    (51,250)
                                   ----------  ----------  ----------

      As from 1997, all expenses previously covered by the health plans for retired employees will no longer be the responsibility of CEMIG, including any possible insufficiency in this program. CEMIG still pays, independently part of the life insurance premium for retired employees. The actuarial estimate corresponding to potential liabilities for this benefit amounts to R$ 141,642 (US$ 136,273) at December 31,1996.

20    INSURANCE

      Insurance cover, mainly against fire, is maintained in conformity with the company's policy of considering the degree of risk to which each asset is exposed, individually, and the cost of the insurance premium.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

21   Financial Instruments

(a) The present value at December 31, 1996 of the main financial instruments which are recorded in the account "other receivables", is calculated as prescribed by Article 3 of the Brazilian Securities Commission (CVM) Instruction 235 of March 23, 1995 based on the discounted cash flow method using a discount rate of 12% a year, as shown below:

                                             R$                    US$
                                     ---------------------  --------------------
                                                 Contracts             Contracts
                                       Book      - present    Book    - present
                                      value        value      value      value
                                    ---------  -----------  -------- -----------
      Renegotiated contract with
      private sector consumers        79,300       53,820      76,294     51,780
      Credit assignment contract
      of the balance of the
      Compensation of Rate
      Shortfall Account (CRC)
      to the Government of the
      State of Minas Gerais          855,860      544,159     823,417   523,532
                                    ---------  -----------  -------- -----------
                                     935,160      597,979     899,711   575,312
                                    ---------  -----------  -------- -----------

     R$ 4,956 (US4 4,768) of the renegotiated contract with private sector consumers is short-term.

     The remaining credit balance of the Compensation of Rate Shortfall  Account
     (CRC) was transferred to the Government of the State of Minas Gerais through a credit assignment contract under the terms of Law 8724/93, with a grace period of three years after which time the amount will be received in monthly installments over a period of seventeen years. The receivable is subject to restatement based on the Fiscal Reference Unit (UFIR) variation and to interest of 6 % a year as from May 2, 1995 and is guaranteed by the State Government's participation in taxes collected by the Federal Government (FPE).

(b) Swap operations, in which pre-fixed interest rates are exchanged for post-fixed rates, are recorded in the amount of R$ 9,488 (US$ 9,128) which represents market value.

     Management of financial instruments is accomplished by using operating strategies and controls to achieve liquidity, profitability and security.

COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE FINANCIAL STATEMENTS AT
DECEMBER 31, 1996 AND 1995 IN THOUSANDS OF
REAIS AND IN THOUSANDS OF U.S. DOLLARS
--------------------------------------------------------------------------------

22   CONTINGENCIES

     Several industrial consumers took legal action against the increase in tariffs approved by DNAEE Regulations O38/86 and O45/86 - Cruzado Plan. Based on the opinion of its legal advisors, the company expects no loss and does not consider it necessary to make any provision for contingencies.

23   OTHER INFORMATION

     On December  27, 1996,  Law 9430 was  approved  and changed  income tax and
     social  contribution   legislation,   and  also  introduced  other  changes
     effective as from January 1, 1997. The main changes are as follows:

     o    The option to prepare  quarterly  or annual  tax  computations.

     o The creation of a system of transfer prices for transactions with related parties in local and foreign markets;

     o The deductibility limit of the allowance for doubtful accounts was changed;

     o    The full deductibility of directors' remuneration is permitted.

a.(ii) The following condensed unaudited quarterly financial information of Companhia Energetica de Minas Gerais - CEMIG as of March 31, 1997 and for the quarters ended March 31, 1997 and 1996 have been derived from the financial report prepared by CEMIG to meet their statutory reporting requirements stipulated by Comissao de Valores Mobiliarios ("CVM"), the governmental body which regulates securities in Brazil.

                  COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


CONDENSED UNAUDITED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED MARCH 31, 1997 AND MARCH 31, 1996
(Expressed in thousands of Brazilian Reais, except per share amounts)

                                                1997            1996
                                                ----            ----

Net Sales                                  R$484,284       R$451,761

Operating Costs and Expenses                 423,123         386,708
                                        -------------   -------------

Operating Income                              61,161          65,053

Interest Expense                            (35,032)        (31,084)
Interest Income                               34,706          43,040
Other Income (Expense)                      (20,859)        (16,838)
                                        -------------   -------------

Income Before Taxes                           39,976          60,171

Income Taxes                                  13,272          18,185
                                        -------------   -------------

NET INCOME                                  R$26,704        R$41,986
                                        =============   =============

Income Per 1,000 Shares                       R$0.21          R$0.32
                                        =============   =============




See Notes to Condensed Unaudited Financial Information

                  COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


CONDENSED UNAUDITED BALANCE SHEETS FOR MARCH 31, 1997 AND MARCH 31, 1996 (Expressed in thousands of Brazilian Reais)

                                                  1997               1996
                                                  ----               ----
ASSETS

CURRENT ASSETS
Cash and cash equivalents                     R$61,885           R$36,409
Investments                                    234,299            117,939
Receivables                                    439,006            500,730
Inventories                                     55,432             54,602
Prepaid and other                                1,278              3,161
                                        ---------------   ----------------

         Total current assets                  791,900            712,841
                                        ---------------   ----------------

Fixed Assets                                10,481,843         10,401,464
Investments                                    100,843            100,290
Receivables                                    958,310          1,070,676
Deferred Charges                                 4,373              4,678

         TOTAL ASSETS                     R$12,337,269       R$12,289,949
                                        ===============   ================




See Notes to Condensed Unaudited Financial Information

                  COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


CONDENSED UNAUDITED BALANCE SHEETS FOR MARCH 31, 1997 AND MARCH 31, 1996 (Expressed in thousands of Brazilian Reais)

                                                       1997               1996
                                                       ----               ----
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables                                    R$136,570          R$136,884
Accrued taxes                                       206,651            181,308
Other accrued liabilities                           658,142            679,362
                                             ---------------   ----------------

         Total current liabilities                1,001,363            997,554
                                             ---------------   ----------------

LONG-TERM LIABILITIES
Debt                                                869,884            879,807
Other                                             1,652,275          1,659,554
                                             ---------------   ----------------

         Total long-term liabilities              2,522,159          2,539,361
                                             ---------------   ----------------

STOCKHOLDERS' EQUITY

Capital                                           1,299,260          1,299,260
Capital reserves                                  5,696,741          5,662,732
Revenue reserves                                  1,766,072          1,766,072
Retained earnings                                    51,674             24,970
                                             ---------------   ----------------

         Total stockholders' equity               8,813,747          8,753,034
                                             ---------------   ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     R$12,337,269       R$12,289,949
                                             ===============   ================




See Notes to Condensed Unaudited Financial Information

                  COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG


NOTES TO THE CONDENSED UNAUDITED FINANCIAL INFORMATION

1.       Basis of Presentation

         The condensed unaudited quarterly financial information is derived from the Company's March 31, 1997 statutory report filed with the CVM. All amounts are in Brazilian reais and have been prepared in conformity with accounting principles generally accepted in Brazil.

2.       Subsequent Event

         At an auction on May 28, 1997 at Rio de Janeiro Stock Exchange, a group of investors headed by Southern Electric and AES bought 33% of the Company's common shares for R$1,130,000. These shares were offered by the Government of the State of Minas Gerais in accordance with the tender and stockholders' agreement published in Minas Gerais on March 12, 1997.

b.  Unaudited Pro Forma Consolidated Financial Information

On June 18, 1997, AES together with The Southern Company and the Opportunity Fund, a Brazilian investment Fund (collectively, the "AES Consortium"), acquired 14.41% of Companhia Energtica de Minas Gerais ("CEMIG"), an integrated electric utility serving the State of Minas Gerais in Brazil, for a total purchase price of approximately $1.056 billion. Initially, AES and the Opportunity Fund will have a 90.6% and a 9.4% economic interest in the AES Consortium, respectively. The Southern Company has an option until January 9, 1998 to purchase up to a 25% interest in the AES Consortium from AES. Pursuant to a shareholders agreement between the AES Consortium and the State of Minas Gerais, AES will have significant operating influence. The foregoing transaction is referred to herein as the "CEMIG Acquisition."

The following tables and related notes present financial information at and for the periods presented herein to give effect on a pro forma basis to the CEMIG Acquisition. The unaudited pro forma adjustments are based upon available information and certain assumptions and estimates which the Company believes are reasonable under the circumstances. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained had the CEMIG Acquisition occurred at the beginning of the periods presented, nor are they intended to be a projection of future results. The unaudited pro forma financial information should be read in conjunction with the notes hereto.

The following unaudited pro forma consolidated statements of operations information combine the results of AES's investment in the CEMIG Acquisition for the year ended December 31, 1996 and the quarter ended March 31, 1997 on the equity method as if the CEMIG Acquisition had occurred at the beginning of the periods.

                                                         YEAR ENDED DECEMBER 31, 1996(1)(2)(3)
                                                         ------------------------------------
                                                                   ADJUSTMENTS
                                                                     FOR THE
                                                                      CEMIG       PRO FORMA
                                                          ACTUAL   ACQUISITION   AS ADJUSTED
                                                         -------- ------------- -------------
In millions except per share data

Statement of Operations Data:

Total revenues.........................................  $ 835      $  --         $ 835
Total operating cost and expenses......................    557         --           557
                                                         -------- ------------- -------------
Operating income.......................................    278         --           278
Other income and (expense):
 Interest expense......................................   (144)       (56)(d)      (200)
 Interest income.......................................     24         --            24
Equity in earnings of affiliates.......................     35         50 (c)        85
                                                         -------- ------------- -------------
Income (loss) before income taxes and minority

 interest..............................................    193        (6)          187
Income taxes...........................................     60       (22)(e)        38
Minority interest......................................      8         5 (f)        13
                                                         -------- ------------- -------------
Net income (loss)......................................  $ 125     $  11         $ 136
                                                         ======== ============= =============
Net income (loss) per share............................  $1.62     $0.14         $1.76
                                                         ======== ============= =============

                                                  QUARTER ENDED MARCH 31, 1997(1)(2)(3)
                                                  ------------------------------------
                                                            ADJUSTMENTS
                                                              FOR THE
                                                               CEMIG       PRO FORMA
                                                   ACTUAL   ACQUISITION   AS ADJUSTED
                                                  -------- ------------- -------------
Statement of Operations Data:
Total revenues..................................  $ 261        $   --        $   261
Total operating cost and expenses...............    183            --            183
                                                  -------- ------------- -------------
Operating income................................     78            --             78
Other income and (expense):
 Interest expense...............................    (44)          (13)(d)         (57)
 Interest income................................      8            --              8
Equity in earnings of affiliates................     16             3 (c)         19
                                                  -------- ------------- -------------
Income before income taxes and minority
 interest.......................................     58           (10)            48
Income taxes....................................     16            (5)(e)         11
Minority interest...............................      2            -- (f)          2
                                                  -------- ------------- -------------
Net income......................................  $  40        $   (5)       $    35
                                                  ======== ============= =============
Net income per share............................  $0.50        $(0.06)       $  0.44
                                                  ======== ============= =============


The following unaudited pro forma consolidated balance sheet information represents AES's financial position at March 31, 1997 as if the acquisition by the Company of the CEMIG Interest had occurred on that date.

                                               AS OF MARCH 31, 1997 (1)(2)(3)
                                            ------------------------------------
                                                      ADJUSTMENTS
                                                        FOR THE
                                                         CEMIG       PRO FORMA
                                             ACTUAL   ACQUISITION   AS ADJUSTED
                                            -------- ------------- -------------
In millions except ratios

Balance Sheet Data:
Assets
Current Assets:
Cash and cash equivalents...............   $  423   $    --    $  423
Other current assets....................      307        --       307
                                          -------- ---------- --------
Total Current Assets....................      730        --       730
Property, plant and equipment, net .....    2,304        --     2,304
Investments in and advances to
  affiliates............................      590    1,077(a)   1,667
Other assets............................      454       --        454
                                          -------- ---------- --------
     Total..............................   $4,078   $1,077     $5,155
                                          ======== ========== ========

Current Liabilities:
Other notes payable.....................   $   --      134(b)    134
Project financing debt..................      110      250(b)    360
Other current liabilities...............      166       --       166
                                          -------- ---------- --------
Total current liabilities...............      276      384       660
                                          -------- ---------- --------
Long-Term Liabilities:
Other notes payable.....................      325       --       325
Project financing debt..................    1,841      654(b)  2,495
Other long-term liabilities.............      284       --       284
                                          -------- ---------- --------
Total long-term liabilities.............    2,450      654     3,104
                                          -------- ---------- --------
Minority interest.......................      211       39(f)    250
Company-obligated mandatorily
Redeemable Preferred Securities of AES
Trust I.................................      250        --      250
Stockholders' equity....................      891        --      891
                                          -------- ---------- --------
Total Liabilities & Stockholders
  Equity................................   $4,078    $1,077   $5,155
                                          ======== ========== ========






-------------
(1) Basis of presentation. Pursuant to a shareholders agreement between the AES Consortium and the State of Minas Gerais, the AES consortium will have significant operating influence, including the right to appoint the chief operating officer of CEMIG, and will otherwise share control of CEMIG with the State of Minas Gerais. The AES Consortium will account for its investment in CEMIG using the equity method. AES will reflect in minority interest its non-owned portion of the earnings and net assets of the AES Consortium.

          The unaudited pro forma financial information presented is based on CEMIG's financial position and results of operations as of March 31, 1997 and for the periods ended December 31, 1996 and March 31, 1997. The unaudited pro forma financial information has been prepared based on the Company's estimate of CEMIG's financial position and results of operation in conformity with U.S. generally accepted accounting principles.

   Equity in earnings of CEMIG for the year ended December 31, 1996 has been translated into U.S. dollars at the average rate during the year of R$1.04 to U.S.$1.00, and at the average rate for the quarter ended March 31, 1997, of R$1.07 to U.S.$1.00.

   (2) Goodwill. The estimated excess of the purchase price over the Company's proportionate share of the net assets acquired is being amortized over its 40 year life.

   (3) Financing. For purposes of the unaudited pro forma financial information presented herein, the acquisition of the CEMIG Interest was funded at the AES level assuming the use of the CEMIG Bridge of $250 million at an interest rate of 8.25%, a portion of the AES Bridge Loan of $200 million at an interest rate of 7.75%, and project financing of $126 million at an interest rate of 9.75%, provided by BNDES, the State Development Bank of Brazil. The remaining portion of the purchase price amounting to approximately $528 million is deferred, by contract, for a period of one year. Such obligation bears no interest and has been guaranteed by BNDES for a fee of 1% per year which is included in interest expense. No additional subsequent financing costs are assumed in these pro formas.


   (4) Description of unaudited pro forma entries.

  (a) Represents the CEMIG Investment of $1,056 million and costs of $21 million financed by borrowings described in (3), above.
  (b) Represents the financing of the transaction described in (3), above.
  (c) Represents equity in earnings of CEMIG, net of goodwill amortization.
  (d) Represents  interest expense associated  with the  borrowings described in
(3), above.
  (e) Represents the income tax benefit related to the interest costs.
  (f) Represents the minority interest of The Opportunity Fund, which has a 9.4% interest in the AES consortium.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE AES CORPORATION
                                            -------------------
                                                (Registrant)

Date: July 16, 1997                          By /s/ Barry J. Sharp
                                              ---------------------------
                                               Barry J. Sharp
                                               Chief Financial Officer